Exhibit 99.1
SI-BONE, Inc. Reports First Quarter 2021 Financial Results and Reiterates 2021 Financial Guidance

SANTA CLARA, Calif. May 3, 2021 - SI-BONE, Inc. (Nasdaq:SIBN), a medical device company dedicated to solving musculoskeletal disorders of the sacropelvic anatomy, today reported financial results for the quarter ended March 31, 2021.

Recent Highlights
•Worldwide revenue of $20.4 million for the first quarter 2021, representing a 22% increase over the corresponding period in 2020
•U.S. revenue of $18.8 million for the first quarter 2021, representing a 23% increase over the corresponding period in 2020
•Launched iFuse-TORQ, a highly differentiated 3D-printed threaded implant, for pelvic trauma and minimally invasive sacroiliac joint fusion applications
•Completed the senior leadership team transition with Laura Francis as CEO, Jeff Dunn as Executive Chairman, and Tony Recupero as President
•Welcomed Anshul Maheshwari, former Varian VP Finance, Treasurer, and Head of Investor Relations, as CFO
•Appointed Laura Francis and Helen Loh to the Board of Directors

“I'm proud of the strong execution of our team, despite persistent COVID headwinds,” said Laura Francis, Chief Executive Officer of SI-BONE. “Our new leadership team is positioned to accelerate the capture of the multi-billion-dollar market opportunity in the sacropelvic space. With the recent U.S. launch of iFuse-TORQ, we will now be able to address a significant unmet need for patients with pelvic trauma as well as sacroiliac joint dysfunction and degeneration. I want to thank our team for their hard work and persistence as they have fought through the pandemic to put us in this strong position.”

First Quarter 2021 Financial Results

Worldwide revenue was $20.4 million in the first quarter 2021, a 22% increase from $16.8 million in the corresponding period in 2020. U.S. revenue for the first quarter 2021 was $18.8 million, a 23% increase from $15.3 million in the corresponding period in 2020. International revenue for the first quarter 2021 was $1.7 million, a 10% increase from $1.5 million in the corresponding period in 2020.

Gross margin was 89% for the first quarter 2021, as compared to 89% in the corresponding period in 2020. Higher cost of operations to support the growth of the business were offset by lower inventory write-downs.

Operating expenses increased 11% to $29.8 million in the first quarter 2021, as compared to $26.8 million in the corresponding period in 2020. The increase was driven by higher sales and marketing expenses related to increased sales hiring, research and development expenses for new product development costs and increased stock-based compensation expense.

Operating loss was $11.6 million in the first quarter 2021, as compared to an operating loss of $11.9 million in the corresponding period in 2020.

Net loss was $12.2 million, or $0.37 per diluted share for the first quarter 2021, as compared to a net loss of $12.8 million, or $0.47 per diluted share in the corresponding period in 2020.

Cash and marketable securities were $185.1 million and long-term borrowings were $39.5 million as of March 31, 2021.

2021 Financial Guidance Update

While encouraged by the strong underlying momentum in the business, SI-BONE remains cautious given the uncertainty surrounding COVID-19 cases and the potential negative impact on hospitals and ASC’s. Company guidance is highly sensitive to assumptions on a global recovery, which anticipates continued progress on vaccinations and immunizations resulting in normalized case scheduling and elective procedure levels progressing throughout the year. While the first quarter of 2021 was a good start to the year, the Company continues to take a measured approach given the early stages of the COVID-19 recovery. Based on these assumptions, the Company continues to expect full year 2021 total revenue to be approximately $92 million to $94 million, representing growth of 25% to 28% compared to full year 2020.

Webcast and Conference Call Information

SI-BONE will host a conference call to discuss the first quarter 2021 financial results after market close on Monday, May 3, 2021 at 4:30 P.M. Eastern Time. The conference call can be accessed live over the phone (866) 470-1968 for domestic callers or (409) 217-8248 for international callers, using conference ID: 8177238. The webcast can be accessed at https://investor.si-bone.com.

About SI-BONE, Inc.

SI-BONE is a medical device company that pioneered minimally invasive surgery of the SI joint with the iFuse Implant System. Studies have shown that the SI joint can be a source of pain in 15% to 30% of chronic low back pain. The iFuse Implant™, commercially available since 2009, is the only SI joint fusion device supported by multiple prospective clinical studies, including two randomized controlled trials, showing improved pain, patient function and quality of life resulting from treatment. There are over 90 peer-reviewed publications demonstrating the safety, durable effectiveness, and biomechanical and economic benefits unique to the iFuse Implant (www.si-bone.com/results). This body of evidence has enabled multiple government and private insurance payors to establish coverage of the SI joint fusion procedure exclusively when performed with the iFuse Implant System.

The iFuse Implant System is intended for sacroiliac fusion for conditions including sacroiliac joint dysfunction that is a direct result of sacroiliac joint disruption and degenerative sacroiliitis. This includes conditions whose symptoms began during pregnancy or in the peripartum period and have persisted postpartum for more than 6 months. The iFuse Implant System is also intended for sacroiliac fusion to augment stabilization and immobilization of the sacroiliac joint in skeletally mature patients undergoing sacropelvic fixation as part of a lumbar or thoracolumbar fusion. In addition, the iFuse Implant System is intended for sacroiliac fusion in acute, non-acute, and non-traumatic fractures involving the sacroiliac joint. There are potential risks associated with the iFuse Implant System. It may not be appropriate for all patients and all patients may not benefit.

For additional information on the company or the products including risks and benefits, please visit www.si-bone.com.

SI-BONE and iFuse Implant System are registered trademarks of SI-BONE, Inc. ©2021 SI-BONE, Inc. All Rights Reserved. 05032021

Forward Looking Statements

The statements in this press release regarding expectations of future events or results, including SI-BONE’s expectations of continued growth and financial outlook, contained in this press release are "forward-looking" statements. These forward-looking statements are based on SI-BONE's current expectations and inherently involve significant risks and uncertainties. These risks include the impact the COVID-19 pandemic will have on the ability and desire of patients and physicians to undergo procedures using the iFuse Implant System, the duration of the COVID-19 pandemic, whether the COVID-19 pandemic will recur in the future, and SI-BONE's ability to increase demand for iFuse, and obtain favorable coverage and reimbursement determinations from third-party payors. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these and other risks and uncertainties, many of which are described in the company's most recent filings on Form 10-K and Form 10-Q, and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC's Internet site (www.sec.gov), especially under the caption "Risk Factors". SI-BONE does not undertake any obligation to update forward-looking statements and expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Investor Contact
Matt Bacso, CFA
investors@SI-BONE.com

SI-BONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$20,442	$16,821
Cost of goods sold	2,200	1,932
Gross profit	18,242	14,889
Gross margin	89%	89%
Operating expenses:
Sales and marketing	20,922	19,281
Research and development	2,955	2,090
General and administrative	5,940	5,400
Total operating expenses	29,817	26,771

Loss from operations	(11,575)	(11,882)
Interest and other income (expense), net:
Interest income	61	498
Interest expense	(1,064)	(1,231)
Other income (expense), net	336	(157)
Net loss	$(12,242)	$(12,772)

Net loss per share, basic and diluted	$(0.37)	$(0.47)
Weighted-average number of common shares used to compute basic and diluted net loss per share	32,691,578	27,252,409

SI-BONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$37,364	$53,581
Short-term investments	147,687	142,851
Accounts receivable, net	13,088	13,611
Inventory	7,408	5,633
Prepaid expenses and other current assets	2,563	2,565
Total current assets	208,110	218,241
Property and equipment, net	7,285	4,527
Other non-current assets	366	374
TOTAL ASSETS	$215,761	$223,142

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,183	$3,271
Accrued liabilities and other	8,525	10,199
Total current liabilities	13,708	13,470
Long-term borrowings	39,543	39,455
Other long-term liabilities	843	854
TOTAL LIABILITIES	54,094	53,779

Stockholders' Equity:
Common stock and additional paid-in capital	412,756	408,116
Accumulated other comprehensive income	430	524
Accumulated deficit	(251,519)	(239,277)
TOTAL STOCKHOLDERS' EQUITY	161,667	169,363
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$215,761	$223,142